Exhibit 99.1

Neustar Reports Results for Fourth Quarter and Full-Year 2014
Annual Revenue Growth of 7% and Adjusted Net Income per Share Growth of 23%
STERLING, VA, February 3, 2015 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services and analytics, today announced results for the quarter and year ended December 31, 2014 and provided guidance.
Results for Fourth Quarter 2014 Compared to Fourth Quarter 2013

•	Revenue increased 6% to $252.4 million

•	Marketing Services revenue increased 8% to $41.7 million

•	Security Services revenue increased 29% to $39.8 million, including $4.8 million from the .CO Internet acquisition completed in April 2014

•	Net income increased 23% to $47.0 million, and on a per share basis increased 39% to $0.82

•	Adjusted net income increased 16% to $69.9 million, and on a per share basis increased 30% to $1.22
Results for 2014 Compared to 2013

•	Revenue increased 7% to $963.6 million

•	Marketing Services revenue increased 17% to $147.0 million

•	Security Services revenue increased 24% to $140.3 million, including $12.6 million from the .CO Internet acquisition

•	Net income increased 1% to $163.7 million, and on a per share basis increased 12% to $2.75

•	Adjusted net income increased 10% to $257.9 million, and on a per share basis increased 23% to $4.33
“In 2014, we delivered strong financial results, made significant progress achieving our strategy, and enhanced our position to capture attractive market opportunities through partnerships and other strategic arrangements, all while continuing to compete for the next NPAC contract,” said Lisa Hook, Neustar's President and Chief Executive Officer.  “We are committed to our strategy, excited about our market opportunities, and confident that we will build on our momentum for 2015.”
Paul Lalljie, Neustar's Chief Financial Officer added, “Our results highlight the strong business fundamentals that underlie our solid growth and disciplined capital allocation strategy.  We generated strong free cash flow and we delivered double-digit revenue growth in both Marketing and Security Services.  Our outlook calls for revenue growth of 7% and adjusted EPS growth of 16% for the first six months of 2015. This outlook aligns with the June 30th expiration of the current NPAC contract and, as in prior years, our outlook reflects our visibility into operating performance. Overall, the key characteristics of our IS&A business remain the same: strong visibility from subscription-based recurring revenue and strong second-half revenue from seasonality.”
Discussion of Fourth Quarter Results
Revenue for the fourth quarter totaled $252.4 million, a 6% increase from $237.6 million in 2013. Marketing Services revenue grew 8% to $41.7 million driven by increased demand for the company's services that help its clients make informed and high-impact decisions to promote their businesses. Security Services revenue grew 29% to $39.8 million driven by increased demand for the company's DNS services and the contribution of $4.8 million from the completion of the acquisition of .CO Internet. Data Services revenue decreased 8% to $52.2 million due to lower revenue from caller identification services. NPAC Services revenue grew 6% to $118.7 million driven by an increase in NPAC fixed-fee revenue.
Operating expense for the fourth quarter totaled $177.9 million, a 2% increase from $174.3 million in 2013. This $3.6 million increase included the addition of $1.9 million in operating expense from the company’s recent acquisitions. Of the remaining $1.7 million increase, the company incurred $3.9 million in professional fees and marketing expenses associated with the NPAC vendor selection process, and a $3.8 million increase in costs related to information technology and systems, partially offset by a $6.6 million decrease in other professional fees.
Discussion of Full-Year 2014 Results
Revenue for the year totaled $963.6 million, a 7% increase from $902.0 million in 2013. Marketing Services revenue grew 17% to $147.0 million driven by increased demand for the company's services. Security Services revenue grew 24% to $140.3 million driven by increased demand for the company's DNS services and the contribution of $12.6 million from the acquisition .CO Internet. Data Services revenue decreased 7% to $201.4 million due to lower revenue from caller identification services. NPAC Services revenue grew 6% to $474.8 million driven by an increase in NPAC fixed-fee revenue.
Operating expense for 2014 totaled $702.3 million, a 15% increase from $612.7 million in 2013. This $89.5 million increase included the addition of $31.6 million in operating expense from the company’s recent acquisitions. Of the remaining $57.9 million increase, personnel and personnel-related expense increased $21.3 million driven primarily by stock-based compensation. In addition, in 2014, the company incurred $17.7 million in professional fees and marketing expenses associated with the NPAC vendor selection process.
Liquidity and Capital Resources
As of December 31, 2014, the company's cash and cash equivalents totaled $326.6 million, an increase of $103.3 million from $223.3 million as of December 31, 2013. This increase primarily reflects cash provided by operations and borrowings under the company's revolving credit facility, partially offset by share repurchases, acquisitions and capital expenditures. As of December 31, 2014, the company's outstanding debt under its term facilities and senior notes was $783.3 million.
Business Outlook
The company provided guidance for the first six months of 2015 for the following metrics:

•	Revenue to range from $495 million to $505 million or growth of 6% to 8%

•	Adjusted net income to range from $115 million to $120 million or growth of 4% to 9%

•	Adjusted net income per share to range from $2.04 to $2.12, representing growth of 14% to 18%

Conference Call
As announced on January 20, 2015, Neustar will conduct an investor conference call to discuss the company's results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company's website (www.neustar.biz). Those listening via the Internet should go to the website 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing 888-656-7430 (international callers dial 913-312-1454) and entering PIN 3031261.  For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Tuesday, February 10, 2015 by dialing 877-870-5176 (international callers dial 858-384-5517) and entering PIN 3031261, or by going to the Investor Relations tab of the company's website (www.neustar.biz).
Neustar will take questions from securities analysts and institutional investors; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information are available on the company's website under the Investor Relations tab. The supplemental information includes reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures. The non-GAAP measures may be used periodically by management when discussing the company's financial results with investors and analysts.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is the first real-time provider of cloud-based information services and data analytics, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations and beliefs about its future results, such as its guidance regarding future results of operations.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions.  Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements.  The company cannot assure you that its expectations will be achieved or that any deviations will not be material.  Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
These potential risks and uncertainties include, among others, the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to or terminations of or failures to renew the company's material contracts, including its contracts to serve as the Local Number Portability Administrator, disruptions to the company's operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company's secured credit facility and their impact on the company's financial and business operations; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the effectiveness of the company's restructuring initiatives in improving efficiencies; the company's ability to successfully identify and complete acquisitions and integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications and Internet industries; and the impact on the company of any litigation, arbitration, investigation or other similar proceeding.  More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's most recent Quarterly Report on Form 10-Q and subsequent periodic and current reports.  All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
	(unaudited)		(audited)	(unaudited)

Revenue	$237,642	$252,375	$902,041	$963,588
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	61,622	64,859	212,572	247,115
Sales and marketing	53,549	51,577	178,017	198,142
Research and development	5,697	6,482	27,993	27,739
General and administrative	27,173	24,969	93,930	104,970
Depreciation and amortization	26,292	30,060	100,233	117,785
Restructuring charges	—	—	2	6,521
	174,333	177,947	612,747	702,272
Income from operations	63,309	74,428	289,294	261,316
Other (expense) income:
Interest and other expense	(5,676)	(6,681)	(34,527)	(26,218)
Interest and other income	65	155	357	445
Income before income taxes	57,698	67,902	255,124	235,543
Provision for income taxes	19,647	20,911	92,372	71,849
Net income	$38,051	$46,991	$162,752	$163,694
Net income per common share:
Basic	$0.61	$0.85	$2.52	$2.84
Diluted	$0.59	$0.82	$2.46	$2.75
Weighted average common shares outstanding:
Basic	62,207	54,973	64,463	57,647
Diluted	63,976	57,306	66,108	59,535

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2013	2014
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$223,309	$326,577
Restricted cash	1,858	2,191
Accounts receivable, net	152,821	155,086
Unbilled receivables	10,790	13,084
Notes receivable	1,008	—
Prepaid expenses and other current assets	23,914	24,392
Deferred costs	6,324	6,951
Income taxes receivable	7,328	16,309
Deferred income tax assets	8,420	10,380
Total current assets	435,772	554,970
Property and equipment, net	124,285	161,604
Goodwill	644,961	689,269
Intangible assets, net	275,141	302,622
Other assets, long-term	28,704	30,643
Total assets	$1,508,863	$1,739,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,620	$8,439
Accrued expenses	94,457	94,771
Deferred revenue	54,004	73,908
Notes payable	7,972	7,972
Capital lease obligations	1,894	3,702
Other liabilities	3,580	23,125
Total current liabilities	171,527	211,917
Deferred revenue, long-term	12,061	27,017
Notes payable, long-term	608,292	775,318
Capital lease obligations, long-term	2,419	5,579
Deferred income tax liabilities, long-term	83,720	50,666
Other liabilities, long-term	41,270	49,705
Total liabilities	919,289	1,120,202
Total stockholders’ equity	589,574	618,906
Total liabilities and stockholders’ equity	$1,508,863	$1,739,108

Reconciliation of Non-GAAP Financial Measures
In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below is the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure. This reconciliation should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.
Reconciliation of Net Income to Adjusted Net Income
The following is a reconciliation of net income to adjusted net income for the three and twelve months ended December 31, 2013 and 2014 and the six months ending June 30, 2015. Management believes that this measure enhances investors' understanding of the company's financial performance and the comparability of the company's results to prior periods, as well as against the performance of other companies.

	Three Months Ended December 31,		Year Ended December 31,		Six Months Ending June 30,
	2013	2014	2013 (1)	2014	2015 (2)
	(in thousands, except per share data) (unaudited)
Revenue	$237,642	$252,375	$902,041	$963,588	$500,000

Net income	$38,051	$46,991	$162,752	$163,694	$84,000
Add: Stock-based compensation (3)	16,551	17,087	44,226	64,379	21,000
Add: Amortization of acquired intangible assets	13,352	15,958	50,486	62,304	31,500
Add: Loss on debt modification and extinguishment (4)	—	—	10,886	—	—
Add: Restructuring charges (5)	—	—	2	6,521	—
Add: Acquisition-related costs (6)	1,225	—	2,149	2,379	—
Less: Adjustment for provision for income taxes (7)	(8,964)	(10,177)	(37,037)	(41,358)	(19,000)
Adjusted net income	$60,215	$69,859	$233,464	$257,919	$117,500
Adjusted net income margin (8)	25%	28%	26%	27%	24%
Adjusted net income per diluted share	$0.94	$1.22	$3.53	$4.33	$2.08
Weighted average common shares outstanding - diluted	63,976	57,306	66,108	59,535	56,500

(1)	The amounts expressed in this column are derived from the company's audited consolidated financial statements for the year ended December 31, 2013.

(2)	The amounts expressed in this column represent the midpoint of the company's guidance as of the date of this press release.

(3)
The amounts for the three months and year ended December 31, 2013 include $3.6 million in cash consideration resulting from the acceleration of vesting for certain equity awards in connection with an acquisition completed in the fourth quarter of 2013.

(4)	Amount represents loss on debt modification and extinguishment related to the refinancing of the company’s 2011 credit facility in the first quarter of 2013.

(5)	Amounts represent restructuring charges related to the termination or relocation of certain employees and reduction in or closure of leased facilities.

(6)	Amounts represent costs incurred by the company in connection with completed acquisitions.

(7)	Adjustments reflect the estimated impact of income taxes using the effective rate for the applicable period. Certain of these costs are not deductible for income tax purposes.

(8)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact Lara Wyss (415) 659-6154 Lara.Wyss@neustar.biz